MERRILL LYNCH MULTI-STATE MUNICIPAL SERIES TRUST

NEW JERSEY MUNICIPAL BOND FUND

SERIES #5

FILE # 811-4375

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
5/24/2006	New Jersey St Trans Trst	1,380,000	2,805,411,792

Bear Stearns

Citigroup Global Markets

Goldman Sachs

Morgan Stanley

RBC Capital Markets

Siebert Brandford & Shank

UBS Securities

Wachovia Bank

A.G. Edwards

Apex Pryor Secs.

Banc of America

BB&T Capital Markets

Cabrera Capital Markets

First Albany Capital

Gates Capital Corp

George K. Baum & Co.

Howard Gary & Co.

Jackson Secs.

Janney Montgomery Scott LLC

J.P. Morgan Secs.

J.B. Hanauer & Co.

LaSalle Financial Services

Lehman Brothers

Loop Capital

Merrill Lynch

Morgan Keegan

M.R. Beal & Co.

Piper Jaffray

PNC Capital Mkts

Popular Secs.

Powell Capital Mkts.

Prager, Sealy & Co.

Raymond James & Assoc.

Roosevelt & Cross

Ryan, Beck & Co.

Ramirez & Co.

Sovereign Secs

Sterne, Agee & Leach

Sturdivant & Co.

Toussaint Capital Partners